Exhibit 99.1
Third Point Re Reports Fourth Quarter 2015 Earnings Results

Net Investment Return of 2.8% on Investments Managed by Third Point LLC
Increase in Diluted Book Value per Share of 3.2%
HAMILTON, Bermuda, February 25, 2016, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fourth quarter ended December 31, 2015.
Third Point Re reported net income of $42.2 million, or $0.39 per diluted common share, for the fourth quarter of 2015, compared to a net loss of $14.7 million, or $(0.14) per diluted common share, for the fourth quarter of 2014. For the year ended December 31, 2015, Third Point Re reported a net loss of $87.4 million, or $(0.84) per diluted common share, compared with net income of $50.4 million, or $0.47 per diluted common share, for the year ended December 31, 2014.
For the three months ended December 31, 2015, diluted book value per share increased by $0.40 per share, or 3.2%, to $12.85 per share from $12.45 per share as of September 30, 2015. For the year ended December 31, 2015, diluted book value per share decreased by $0.70 per share, or 5.2%, to $12.85 per share from $13.55 per share as of December 31, 2014.
“During the fourth quarter, we generated premiums written of $99.2 million, a decrease of 60.9% compared to the prior year’s fourth quarter.  For the year, we wrote $702.4 million of premiums, representing an increase of 14.5% over 2014. Our underwriting results for the quarter included a $3.3 million underwriting loss attributed to prior years’ adverse development resulting in a quarterly combined ratio of 106.9%. Market conditions continue to be challenging and competition in the areas on which we focus has put pressure on margins,” commented John Berger, Chairman and Chief Executive Officer. “During the fourth quarter, we generated an investment return of 2.8% resulting in a negative 1.6% investment return for the year.  Although we’re disappointed with the results for the year, we’ve managed to avoid significant investment losses experienced by many others and remain committed to Third Point LLC given their long-term track record and their ability to navigate challenging investment conditions.”
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2015 and 2014:

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In millions, except for per share data and ratios)
Gross premiums written	$99.2	$253.8	$702.4	$613.3
Net premiums earned	$134.4	$183.6	$602.8	$444.5
Net underwriting loss (1) (2)	$(9.2)	$(0.5)	$(28.3)	$(9.6)
Combined ratio (1) (2)	106.9%	100.2%	104.7%	102.2%
Net investment return on investments managed by Third Point LLC	2.8%	(0.4)%	(1.6)%	5.1%
Net investment income (loss)	$61.6	$(6.5)	$(28.1)	$85.6
Net investment income (loss) on float (3)	$12.8	$(2.2)	$(10.8)	$11.3
Net income (loss)	$42.2	$(14.7)	$(87.4)	$50.4
Diluted earnings (loss) per share	$0.39	$(0.14)	$(0.84)	$0.47
Increase (decrease) in diluted book value per share (3)	3.2%	(1.0)%	(5.2)%	3.3%
Return on beginning shareholders’ equity (3)	3.2%	(1.0)%	(6.0)%	3.6%
Net investments managed by Third Point LLC	$2,062.8	$1,802.2	$2,062.8	$1,802.2

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $154.6 million, or 60.9%, to $99.2 million for the three months ended December 31, 2015 from $253.8 million for the three months ended December 31, 2014. The decrease in premiums for the three months ended December 31, 2015 compared to the three months ended December 31, 2014 was primarily due to contracts that did not have comparable renewal premium in the three months ended December 31, 2015 and one contract that was not renewed.
Gross premiums written increased by $101.2 million, or 16.8%, to $702.5 million for the twelve months ended December 31, 2015 from $601.3 million for the twelve months ended December 31, 2014. The increase in premiums for the year ended December 31, 2015 compared to the year ended December 31, 2014 was primarily due to new business written, including one new reserve cover and new business written by our U.S. office, where we have seen additional opportunities as a result of our U.S. presence. The increase in premiums in 2015 was partially offset by timing differences and contracts for which we made a decision not to renew due to changes in pricing and/or terms and conditions. Since Third Point Re focuses on large transactions, which in some cases may not renew, period over period comparisons of gross premiums written may not be meaningful.
Net premiums earned for the three months ended December 31, 2015 decreased by $46.7 million, or 25.8%, to $134.4 million. Net premiums earned for the three months ended December 31, 2014 included one reserve cover, where we recorded the premiums as written and earned at inception, that was not renewed in the three months ended December 31, 2015.
Net premiums earned for the twelve months ended December 31, 2015 increased by $170.5 million, or 39.4%, to $602.8 million. The results for the twelve months ended December 31, 2015 reflect net premiums earned on a larger in-force underwriting portfolio, including new business written, compared to the twelve months ended December 31, 2014.
The net underwriting loss and combined ratio were affected by changes in mix of business, deterioration in market conditions and prior years’ reserve development. The net underwriting loss and combined ratio for the year ended December 31, 2015 included a $2.7 million loss related to windstorms and other weather activity that took place in the state of Texas in the second quarter. In addition, we recorded an increase in net underwriting loss of $3.3 million and $7.8 million for the three and twelve months ended December 31, 2015, respectively, related to development of reserves on prior years’ contracts. This compares to a $1.8 million increase in net underwriting loss and a $0.4 million decrease in net underwriting loss for the three and twelve months ended December 31, 2014, respectively.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). In December 2014, the Company announced that it would no longer accept investments in the Catastrophe Fund and that no new business would be written in the Catastrophe Reinsurer. As of December 31, 2015, all investments in the Catastrophe Fund had been redeemed. In February 2016, the Company completed the dissolution of the Catastrophe Fund and Catastrophe Reinsurer.
Investments
For the three months ended December 31, 2015, Third Point Re recorded net investment income of $61.6 million, compared to a net investment loss of $6.5 million for the three months ended December 31, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was 2.8% for the three months ended December 31, 2015 compared to (0.4)% for the three months ended December 31, 2014.
For the twelve months ended December 31, 2015, Third Point Re recorded a net investment loss of $28.1 million, compared to net investment income of $85.6 million for the twelve months ended December 31, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was (1.6)% for the twelve months ended December 31, 2015 compared to 5.1% for the twelve months ended December 31, 2014.
The net investment results for the three months ended December 31, 2015, were attributable to gains in our long/short equity portfolio, which included strong performance in several large investments in the healthcare and industrials and commodities sectors.  Within our credit portfolio, positive contribution from a large sovereign debt position was offset by moderate losses in our performing credit and asset-backed security portfolios.

The net investment results for the year ended December 31, 2015 were attributable to losses in our long equity and performing credit portfolios. Losses were partially offset by gains in structured credit, sovereign debt and short equity positions.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2015 results at 8:30 a.m. Eastern Time on February 26, 2016. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13629596. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 4, 2016.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) the Company potentially becoming subject to United States federal income taxation; (xxiii) the Company potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.

Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of December 31, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2015	December 31, 2014
Assets
Equity securities, trading, at fair value (cost - $1,156,369; 2014 - $1,078,859)	$1,231,077	$1,177,796
Debt securities, trading, at fair value (cost - $1,049,652; 2014 - $546,933)	1,034,247	569,648
Other investments, at fair value	51,920	83,394
Total investments in securities	2,317,244	1,830,838
Cash and cash equivalents	20,407	28,734
Restricted cash and cash equivalents	330,915	417,307
Due from brokers	326,971	58,241
Securities purchased under an agreement to sell	—	29,852
Derivative assets, at fair value	35,337	21,130
Interest and dividends receivable	10,687	2,602
Reinsurance balances receivable	294,313	303,649
Deferred acquisition costs, net	197,093	155,901
Unearned premiums ceded	187	—
Loss and loss adjustment expenses recoverable	125	814
Other assets	11,829	3,512
Total assets	$3,545,108	$2,852,580
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$11,966	$10,085
Reinsurance balances payable	24,119	27,040
Deposit liabilities	83,955	145,430
Unearned premium reserves	531,710	433,809
Loss and loss adjustment expense reserves	466,047	277,362
Securities sold, not yet purchased, at fair value	314,353	82,485
Securities sold under an agreement to repurchase	8,944	—
Due to brokers	574,962	312,609
Derivative liabilities, at fair value	15,392	11,015
Interest and dividends payable	4,400	697
Senior notes payable, net of deferred costs	113,377	—
Total liabilities	2,149,225	1,300,532
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 105,479,341 (2014: 104,473,402))	10,548	10,447
Additional paid-in capital	1,080,591	1,065,489
Retained earnings	288,587	375,977
Shareholders’ equity attributable to shareholders	1,379,726	1,451,913
Non-controlling interests	16,157	100,135
Total shareholders’ equity	1,395,883	1,552,048
Total liabilities and shareholders’ equity	$3,545,108	$2,852,580

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues
Gross premiums written	$99,155	$253,802	$702,414	$613,300
Gross premiums ceded	(24)	—	(1,876)	(150)
Net premiums written	99,131	253,802	700,538	613,150
Change in net unearned premium reserves	35,235	(70,230)	(97,714)	(168,618)
Net premiums earned	134,366	183,572	602,824	444,532
Net investment income (loss)	61,553	(6,490)	(28,074)	85,582
Total revenues	195,919	177,082	574,750	530,114
Expenses
Loss and loss adjustment expenses incurred, net	98,855	132,364	415,191	283,147
Acquisition costs, net	38,552	43,875	191,216	137,206
General and administrative expenses	10,236	10,310	46,033	40,008
Other expenses	2,928	2,606	8,614	7,395
Interest expense	2,074	—	7,236	—
Foreign exchange gains	(2,396)	—	(3,196)	—
Total expenses	150,249	189,155	665,094	467,756
Income (loss) before income tax (expense) benefit	45,670	(12,073)	(90,344)	62,358
Income tax (expense) benefit	(2,863)	(1,731)	2,905	(5,648)
Income (loss) including non-controlling interests	42,807	(13,804)	(87,439)	56,710
(Income) loss attributable to non-controlling interests	(614)	(875)	49	(6,315)
Net income (loss)	$42,193	$(14,679)	$(87,390)	$50,395
Earnings (loss) per share
Basic	$0.40	$(0.14)	$(0.84)	$0.48
Diluted	$0.39	$(0.14)	$(0.84)	$0.47
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	104,217,321	103,324,616	104,003,820	103,287,693
Diluted	106,635,451	103,324,616	104,003,820	106,391,059

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended December 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$99,155	$—	$—	$99,155
Gross premiums ceded	(24)	—	—	(24)
Net premiums written	99,131	—	—	99,131
Change in net unearned premium reserves	35,235	—	—	35,235
Net premiums earned	134,366	—	—	134,366
Expenses
Loss and loss adjustment expenses incurred, net	98,855	—	—	98,855
Acquisition costs, net	38,552	—	—	38,552
General and administrative expenses	6,134	(16)	4,118	10,236
Total expenses	143,541	(16)	4,118	147,643
Net underwriting loss	(9,175)	n/a	n/a	n/a
Net investment income	12,813	—	48,740	61,553
Other expenses	(2,928)	—	—	(2,928)
Interest expense	—	—	(2,074)	(2,074)
Foreign exchange gains	—	—	2,396	2,396
Income tax expense	—	—	(2,863)	(2,863)
Segment loss including non-controlling interests	710	16	42,081	42,807
Segment loss attributable to non-controlling interests	—	(54)	(560)	(614)
Segment loss	$710	$(38)	$41,521	$42,193
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	73.6%
Acquisition cost ratio	28.7%
Composite ratio	102.3%
General and administrative expense ratio	4.6%
Combined ratio	106.9%

	Twelve months ended December 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$702,458	$(44)	$—	$702,414
Gross premiums ceded	(1,876)	—	—	(1,876)
Net premiums written	700,582	(44)	—	700,538
Change in net unearned premium reserves	(97,766)	52	—	(97,714)
Net premiums earned	602,816	8	—	602,824
Expenses
Loss and loss adjustment expenses incurred, net	415,041	150	—	415,191
Acquisition costs, net	191,217	(1)	—	191,216
General and administrative expenses	24,815	447	20,771	46,033
Total expenses	631,073	596	20,771	652,440
Net underwriting loss	(28,257)	n/a	n/a	n/a
Net investment income (loss)	(10,810)	69	(17,333)	(28,074)
Other expenses	(8,614)	—	—	(8,614)
Interest expense	—	—	(7,236)	(7,236)
Foreign exchange gains	—	—	3,196	3,196
Income tax benefit	—	—	2,905	2,905
Segment loss including non-controlling interests	(47,681)	(519)	(39,239)	(87,439)
Segment loss attributable to non-controlling interests	—	102	(53)	49
Segment loss	$(47,681)	$(417)	$(39,292)	$(87,390)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	68.9%
Acquisition cost ratio	31.7%
Composite ratio	100.6%
General and administrative expense ratio	4.1%
Combined ratio	104.7%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

	Three months ended December 31, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$253,810	$(8)	$—	$253,802
Gross premiums ceded	—	—	—	—
Net premiums written	253,810	(8)	—	253,802
Change in net unearned premium reserves	(72,789)	2,559	—	(70,230)
Net premiums earned	181,021	2,551	—	183,572
Expenses
Loss and loss adjustment expenses incurred, net	132,391	(27)	—	132,364
Acquisition costs, net	43,677	198	—	43,875
General and administrative expenses	5,495	953	3,862	10,310
Total expenses	181,563	1,124	3,862	186,549
Net underwriting loss	(542)	n/a	n/a	n/a
Net investment income (loss)	(2,153)	284	(4,621)	(6,490)
Other expenses	(2,606)	—	—	(2,606)
Income tax expense	—	—	(1,731)	(1,731)
Segment income (loss) including non-controlling interests	(5,301)	1,711	(10,214)	(13,804)
Segment income attributable to non-controlling interests	—	(871)	(4)	(875)
Segment income (loss)	$(5,301)	$840	$(10,218)	$(14,679)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	73.1%
Acquisition cost ratio	24.1%
Composite ratio	97.2%
General and administrative expense ratio	3.0%
Combined ratio	100.2%

	Twelve months ended December 31, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$601,305	$11,995	$—	$613,300
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	601,155	11,995	—	613,150
Change in net unearned premium reserves	(168,858)	240	—	(168,618)
Net premiums earned	432,297	12,235	—	444,532
Expenses
Loss and loss adjustment expenses incurred, net	283,180	(33)	—	283,147
Acquisition costs, net	136,154	1,052	—	137,206
General and administrative expenses	22,515	3,113	14,380	40,008
Total expenses	441,849	4,132	14,380	460,361
Net underwriting loss	(9,552)	n/a	n/a	n/a
Net investment income	11,305	1,227	73,050	85,582
Other expenses	(7,395)	—	—	(7,395)
Income tax expense	—	—	(5,648)	(5,648)
Segment income (loss) including non-controlling interests	(5,642)	9,330	53,022	56,710
Segment income attributable to non-controlling interests	—	(4,725)	(1,590)	(6,315)
Segment income (loss)	$(5,642)	$4,605	$51,432	$50,395
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	65.5%
Acquisition cost ratio	31.5%
Composite ratio	97.0%
General and administrative expense ratio	5.2%
Combined ratio	102.2%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	December 31, 2015	December 31, 2014
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,395,883	$1,552,048
Less: non-controlling interests	(16,157)	(100,135)
Shareholders’ equity attributable to shareholders	1,379,726	1,451,913
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	58,070	61,705
Diluted book value per share numerator	$1,484,308	$1,560,130
Basic and diluted book value per share denominator:
Issued and outstanding shares	104,256,745	103,397,542
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,788,391	6,151,903
Effect of dilutive restricted shares issued to directors and employees	837,277	922,610
Diluted book value per share denominator	115,533,576	115,123,218

Basic book value per share	$13.23	$14.04
Diluted book value per share	$12.85	$13.55

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	($ in thousands)
Net investment income (loss) on float	$12,813	$(2,153)	$(10,810)	$11,305
Net investment income (loss) on capital	48,259	(4,621)	(18,798)	73,050
Net investment income (loss) on investments managed by Third Point LLC	61,072	(6,774)	(29,608)	84,355
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	—	18	29	101
Net gain on catastrophe bond held by Catastrophe Reinsurer	—	64	10	144
Net gain on investment in Kiskadee Fund	481	—	1,465	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	—	202	30	982
	$61,553	$(6,490)	$(28,074)	$85,582

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	($ in thousands)
Net income (loss)	$42,193	$(14,679)	$(87,390)	$50,395
Shareholders’ equity attributable to shareholders - beginning of period	$1,335,269	$1,464,313	$1,451,913	$1,391,661
Return on beginning shareholders’ equity	3.2%	(1.0)%	(6.0)%	3.6%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders and adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures and as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning of period shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability.